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                                                                   EXHIBIT 10.31

                          VIKING OFFICE PRODUCTS, INC.
                            CHIEF EXECUTIVE OFFICER
                          PERFORMANCE BASED BONUS PLAN

          1.  Purpose.  The purpose of the Viking Office Products, Inc., Chief
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Executive Officer Performance Based Bonus Plan (hereinafter the "Plan") is to provide for the payment of annual performance bonuses to Irwin Helford ("Executive"), as long as he remains Chief Executive Officer of the Company, that qualify for federal income tax deduction by the Company.

          2.  Certain Definitions.  The following terms used in the Plan
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(whether used in the singular or plural) have the following meanings:

              "Annual Award" means the actual dollar amount of the annual bonus determined by the Committee to be payable to Executive under the Plan, which may not exceed the Maximum Bonus.

              "Board" means the Board of Directors of the Company.

              "Business Plan" for any fiscal year means the consolidated business plan or budget of the Company and its consolidated subsidiaries prepared by the management of the Company and presented to and approved by the Board prior to or within ninety days after the commencement of the fiscal year for which it is prepared.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto, and the regulations thereunder. Reference to any specific Code section shall include any successor section.

              "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board may appoint to administer the Plan.

               "Company" or "Viking" means Viking Office Products, Inc., a California corporation, or any successor.

               "Discount Option" means a stock option issued under the Company's 1991 Nonstatutory Stock Option Plan or any successor plan adopted by the Company on similar terms (the "Option Plan"). Each Discount Option (a) shall be governed by the terms of the Option Plan,
        (b) shall have a term of ten years, subject to termination as provided in the Option Plan, (c) shall be granted at an exercise price of $2.50 per share, subject to adjustment as provided in the Option Plan (adjusted to $1.25 upon 2:1 stock split effective May 1, 1996), (d) shall be granted on the date the conditions of this Plan for payment of the Annual Award are satisfied, including the Committee's determination of the amount of the Annual Award, (e) shall be exercisable in full six months and one day after the date of grant or on such longer vesting schedule as the Committee shall determine, and (f) shall be deemed to have a value equal to the difference between the

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        exercise price and the closing price of a share of common stock of the
        Company for the last preceding day prior to the date of grant on which such shares were traded.

               "Financial Statements" for any year means the consolidated financial statements of the Company and its consolidated subsidiaries for such year, prepared in accordance with generally accepted accounting principles applicable to the Company and audited by independent accountants.

               "Fiscal Year" or "fiscal year" means the Company's regular fiscal year, and "Fiscal 1995" or "fiscal 1995" (or any subsequent year) means the fiscal year ending in such numbered calendar year.

               "Gross Profit" for any fiscal year means the amount derived from the Financial Statements for such fiscal year that comprises the same elements of income and cost as and otherwise corresponds to Target Gross Profit in the Business Plan for such fiscal year.

               "Limit" for any fiscal year means $950,000 for fiscal 1995, $1,300,000 for fiscal 1996, $1,400,000 for fiscal 1997 and $1,500,000 for fiscal 1998 and each subsequent fiscal year, or such other amount as the Committee may determine prior to or within ninety days after the beginning of such fiscal year.

               "Maximum Bonus" means the lesser of the Limit and the sum of the following:

               1% of Salary for each full 0.5% of Target Revenues by which Revenues exceed 90% of Target Revenues and do not exceed 100% of Target Revenues; plus

               1% of Salary for each full 0.4% of Target Gross Profit by which Gross Profit exceeds 90% of Target Gross Profit and does not exceed 100% of Target Gross Profit; plus

               1% of Salary for each full 2/7 of 1.0% of Target Pre-Tax Profit by which Pre-Tax Profit exceeds 90% of Target Pre-Tax Profit and does not exceed 100% of Target Pre-Tax Profit; plus

               1% of Salary for each full 0.25% of Target Net Income by which Net Income exceeds 90% of Target Net Income and does not exceed 100% of Target Net Income; plus,

               If each of Revenues, Gross Profit, Pre-Tax Profit and Net Income equals or exceeds 100% of Target Revenues, Target Gross Profit, Target Pre-Tax Income and Target Net Income, respectively:

                  20% of Salary; plus

                  1% of Salary for each full 1.0% of Target Revenues by which Revenues exceed 100% of Target Revenues; plus

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                  1% of Salary for each full 1.0% of Target Gross Profit by
                  which Gross Profit exceeds 100% of Target Gross Profit; plus

                  1% of Salary for each full 1.0% of Target Pre-Tax Profit by which Pre-Tax Profit exceeds 100% of Target Pre-Tax Profit; plus

                  1% of Salary for each full 1.0% of Target Net Income by which Net Income exceeds 100% of Target Net Income.

          "Net Income" for any fiscal year means the amount derived by adding back to the amount identified as Net Income (or similar term) in the Financial Statements for such fiscal year the amount deducted therein (net of tax benefit) for the Annual Award for such fiscal year.

          "Performance Goals" means 90% of Target Revenues, 90% of Target Gross Profit, 90% of Target Pre-Tax Income and 90% of Target Net Income, or any one or more of them.

          "Pre-Tax Profit" for any fiscal year means the amount derived by adding back to the amount identified as Income Before Taxes on Income (or similar term) in the Financial Statements for such fiscal year the amount deducted therein for the Annual Award for such fiscal year.

          "Revenues" for any fiscal year means the amount derived from the Financial Statements for such fiscal year that comprises the same elements of income and deductions, if any, as and otherwise corresponds to Target Revenues in the Business Plan for such fiscal year.

          "Salary" for any fiscal year means the amount payable to Executive as salary for such fiscal year in accordance with his Employment Agreement, as approved by the Committee, as in effect on the ninetieth day of such fiscal year, without regard to any subsequent changes.

          "Target Gross Profit" for any fiscal year means the amount identified as Gross Profit on Sales (or similar term) in the Business Plan for such fiscal year.

          "Target Net Income" for any fiscal year means the amount derived by adding back to the amount identified as Net Income (or similar term) in the Business Plan for such fiscal year the amount deducted therein (net of tax benefit) for the Annual Award for such fiscal year.

          "Target Pre-Tax Profit" for any fiscal year means the amount derived by adding back to the amount identified as Pretax Income (or similar term) in the Business Plan for such fiscal year the amount deducted therein for the Annual Award for such fiscal year.

          "Target Revenues" for any fiscal year means the amount identified as Total Revenue (or similar term) in the Business Plan for such fiscal year.

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     3.  Payment of Annual Bonus.  Subject to the other provisions of this
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Section 3, the Committee shall determine the amount and time of payment of the
Annual Award.

          3.1 Before the Committee makes an Annual Award, the Company's independent auditors shall review the calculations of the Maximum Bonus, and the Committee shall certify that one or more of the Performance Goals have been met.

          3.2 Notwithstanding the foregoing, the Committee may in its discretion determine to make an Annual Award for any year in an amount that is less than the Maximum Bonus to which Executive is entitled under the Plan for such year.

          3.3 One-fourth of each Annual Award (or such lesser portion as does not result in the issuance of Discount Options in excess of the individual limit set forth in the Option Plan) shall be paid by issuing to Executive Discount Options having a value equal to one-fourth of the amount of the Annual Award (or such lesser amount). Such options shall be valued as provided in this Plan.
The balance of the Annual Award shall be paid in cash.

          3.4 Subject to Section 5 of this Plan, payment of an Annual Award, if any, under the Plan with respect to any fiscal year shall be made as soon as practicable after the Committee certifies that one or more of the Performance Goals have been met or exceeded.

     4.   Administration.  The Plan shall be administered by the Committee
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subject to the express provisions of the Plan and the requirements of section
162(m) of the Code. The Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. Each member of the Committee shall be an "outside director" within the meaning of the Code. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies in the Committee.

     5.   Deferral of Annual Award.  Executive may elect by written notice
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delivered to the Company at least 15 days prior to the commencement of any fiscal year with respect to which an Annual Award would be payable under the Plan to defer payment of all or any portion of the Annual Award Executive might earn with respect to such year, all in accordance with the Code and on such terms and conditions as the Committee may establish from time to time or as may be provided in any employment agreement between the Company and Executive.

     6.   Termination and Amendment.  The Plan shall continue in effect until
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terminated by the Committee or the Board.  The Committee may at any time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws and applicable requirements for exemption (to the extent necessary, including shareholder approval of certain amendments) under section 162(m) of the Code.

     7.   Effectiveness of the Plan.  The Plan has been duly approved by the
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shareholders of the Company by vote of a majority of the votes cast at a duly called and held shareholders' meeting. Subject to the discretion of the Committee and the provisions of the Plan, Executive

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shall be entitled to an Annual Award under the Plan in respect of fiscal 1995 and each fiscal year thereafter until further action of the Committee.

     8.   Withholding.  The obligations of the Company to make payments under
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the Plan shall be subject to applicable federal, state and local tax withholding requirements.

     9.   Severability.  If any of the terms or provisions of this Plan conflict
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with the requirements of section 162(m) of the Code or applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid conflict with the requirements of section 162(m) of the Code or applicable law without invalidating the remaining provisions hereof. If this Plan does not contain any provision required to be included herein under section 162(m) of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

     10.  Non-Exclusivity of the Plan.  Neither the adoption of the Plan by the
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Committee nor the approval of the Plan by the shareholders of the Company shall be construed as creating any limitations on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or the awarding of stock or cash or other benefits otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. None of the provisions of this Plan shall be deemed to be an amendment to or incorporated in any employment agreement between the Company and Executive.

     11.  Beneficiaries.  Executive may designate a beneficiary or beneficiaries
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to receive, in the event of the death of Executive, any payments remaining to be made to Executive under the Plan. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company to such effect. If Executive dies without naming a beneficiary or if all of the beneficiaries named by Executive predecease Executive, then any amounts remaining to be paid under the Plan shall be paid to Executive's estate.

     12.  Law Governing.  The Plan shall be governed by, and construed in
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accordance with, the laws of the State of California.

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